Exhibit 99.1

For Release 1 p.m. PST

February 2, 2006

NetIQ Announces Second Quarter Fiscal 2006 Results

Revenue and Earnings per Share Meet Guidance

SAN JOSE, Calif. — February 2, 2006 — NetIQ Corp. (Nasdaq: NTIQ), a leading provider of integrated systems and security management solutions, today announced financial results for its second quarter of fiscal 2006 ended December 31, 2005. Separately, the Company announced that Charles Boesenberg intends to transition from Chief Executive Officer to the role of Executive Chairman of the Board of Directors by the close of its fiscal year on June 30, 2006.

GAAP Financial Results

Revenue for the second quarter of fiscal 2006 ended December 31, 2005 was $48.2 million, compared with $58.1 million in revenue from continuing operations for the same quarter of the prior year. GAAP net loss was $3.2 million or $0.08 per basic and diluted share in the second quarter of fiscal 2006, compared with GAAP net income from continuing operations of $3.4 million or $0.06 per basic and diluted share in the second quarter of fiscal 2005. Results from continuing operations do not include the results of the WebTrends business, which was sold in the fourth quarter of fiscal 2005.

NetIQ previously provided revenue guidance for the second quarter of fiscal 2006 of $45 million to $49 million, with a GAAP net loss of $0.28 to $0.39 per diluted share, excluding any impairment resulting from the sale of the San Jose corporate headquarters, or any gain from the sale of the Marshal products.

Non-GAAP Operating Results

Non-GAAP net income for the second quarter was $255,000 or $0.01 per diluted share, compared with non-GAAP net income from continuing operations of $3.4 million or $0.06 per diluted share for the same period in the prior fiscal year. NetIQ previously provided guidance of a non-GAAP net loss of $0.05 to non-GAAP net income of $0.01 per diluted share.

Non-GAAP net income or loss from continuing operations presents the Company’s financial results from continuing operations adjusted to exclude the following: amortization and impairment of purchased technology and other intangible assets, employee stock-based compensation, impairment of goodwill, restructuring, impairment of or gains on sale of long-term investments and assets, other one-time non-operating gains, and related income tax effect, each as detailed under “Reconciliation of non-GAAP Information” in the attached financial statements. The exclusion of such items is not in accordance with generally accepted accounting principles, is not intended as a substitute for GAAP net income or loss or any other GAAP measure, and may not be consistent with similar measures used by other companies.

NetIQ’s management and board of directors believe that the non-GAAP information is an additional, meaningful measure of operating performance because it measures the principal operating results that can be directly influenced by management and provides more consistent comparability of the company’s financial results against historical results and the results reported by other software companies. Accordingly, it is used by NetIQ’s management and board of directors to measure the performance of the Company against its operational objectives.

The following statements are based on current expectations as of the date of this release. These statements are forward-looking, and actual results may differ materially. NetIQ does not undertake to update this information in any way or for any reason prior to disclosing actual results.

“We achieved our revenue and earnings guidance in the second quarter and continue to streamline the company to ensure we deliver the best products and value in each of our market segments,” said Chuck Boesenberg, chairman & CEO.

Business Outlook

The following is with respect to financial information from continuing operations.

•	NetIQ anticipates revenue for its third quarter ending March 31, 2006 to be in the range of $41 to $45 million.

•	NetIQ anticipates GAAP results of a loss of $0.22 to $0.32 per basic and diluted share for the third quarter of fiscal 2006. Non-GAAP results are expected to be a loss of $0.02 to $0.11 per share.

•	The reconciliation to non-GAAP EPS guidance is based on the exclusion of certain items valued at an estimated $8.1 million. Excluded items include employee stock based compensation, restructuring charges, amortization of purchased technology and amortization of other intangible assets.

•	NetIQ anticipates its sales and marketing, research and development and general and administrative expenses, excluding stock compensation charges, to be in the range of $39 million to $41 million in the third quarter of fiscal 2006.

•	NetIQ continues to target a 9% non-GAAP operating margin objective for the June quarter. However, achieving this objective will require a combination of revenue enhancements and further expense reductions over current forecasted run-rates.

Second Quarter Continuing Operations Business Overview

The following is with respect to financial information from continuing operations.

•	Professional Services revenue has grown for seven consecutive quarters, and grew by 44% year to year.

•	Sales pipeline is flat from the same quarter one year ago with 23 fewer salespeople.

•	Sales and Marketing, Research and Development, and General and Administrative expenses excluding stock based compensation were $41.1 million, or 85% of revenue, compared with $47.1 million, or 81% of revenue, for Q2 2005.

•	NetIQ ended Q2 2006 with total cash and cash equivalents and short-term investments of $185 million, compared with $232 million held at the end of Q1 2006.

•	There were 39.7 million shares outstanding at the end of the quarter.

•	NetIQ spent approximately $814,000 on capital acquisitions during the quarter.

•	There were 3 deals over $1 million completed during the quarter.

•	8 of the top 10 deals were sales to existing customers.

•	5 of the top 10 deals were multi-product sales.

•	7 of the top 10 deals included sales of AppManager® software licenses.

•	6 of the top 10 deals were compliance driven.

•	Headcount was 857 at the end of Q2 2006, compared to 1,039 at the end of Q2 2005.

Recent Product Awards & Introductions

•	NetIQ® Group Policy Guardian™ and NetIQ® Group Policy Administrator™ products won Network World’s Clear Choice Award as the best group policy administration solutions based on breadth of features and their prowess in auditing and change management.

•	The NetIQ® Risk and Compliance Center product was introduced at the CSI 32nd Annual Computer Security Conference.

•	We announced NetIQ® Change Guardian™ for Active Directory, a change monitoring and auditing solution for Microsoft Active Directory.

•	NetIQ® AppManager® for VMware module was announced; this product extends the AppManager Suite to cover VMware virtual infrastructures.

•	NetIQ® Security Manager™ product was reviewed and highly rated by SC Magazine.

Share Repurchase Completed

NetIQ purchased 4.3 million shares of its Common Stock during the quarter at a cost of $51.5 million, completing its $200 million repurchase program announced on May 5, 2005. The total number of shares repurchased under the program was 17.5 million at an average cost of $11.43.

NetIQ Analyst/Investor Conference Call

NetIQ will conduct a conference call at 1:30 p.m. Pacific time today to discuss the results of the quarter in greater detail. The dial-in number for the call is (888) 285-1136 (Domestic) and (706) 643-7520 (International) the conference ID is 4016757. A replay of the call will be available at (800) 642-1687 (Domestic) and (706) 645-9291 (International) the conference ID is 4016757. A live audio webcast of the presentation and a replay will be available on the NetIQ corporate website, www.netiq.com. The replay of the webcast will be available within 24 hours of the actual presentation.

About NetIQ

NetIQ is a leading provider of integrated systems and security management solutions that empower IT organizations with the knowledge and ability necessary to assure IT service. NetIQ’s Knowledge-Based Service Assurance products and solutions include embedded knowledge and tools to implement industry best practices and to better ensure operational integrity, manage service levels and risk, and ensure policy compliance. NetIQ’s modular, best-of-breed solutions for Performance & Availability Management, Security Management, Configuration & Vulnerability Management, and Operational Change Control integrate through an open, service-oriented architecture allowing for common reporting, analytics and dashboards. For more information about NetIQ, visit www.netiq.com or call (888) 323-6768.

Safe Harbor Statement

Statements in this press release regarding future operating results and statements other than statements of historical fact are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company’s future results may differ from the results predicted and from other forward-looking statements made by the company. As well, the company’s second quarter results should not be considered as an indication of its future performance, due to variety of risks and uncertainties, including (1) the demand for the company’s software and services; (2) risks inherent in technology businesses generally, including the timing and successful development of new products, customer acceptance of new product offerings and product strategies, pricing of new products and competition in the company’s various product lines, the company’s ability to attract, retain and hire executives, technical personnel and other employees, and the company’s relationships with customers, suppliers and strategic partners; (3) the impact of consolidation and competition in the enterprise software market on the company’s product lines, pricing and commercial viability and (4) the amount of the charges and the impact of restructuring activities undertaken by the company. For a more comprehensive discussion of risks and uncertainties relating to the company’s business, please read the discussions of these risks in documents the company files from time to time with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2005. All of the information in this press release is as of February 2, 2006, and the company undertakes no responsibility to update this information.

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Contacts:

Greg Klaben, Investor Relations 1-408-856-1894, greg.klaben@netiq.com

Patricia Morley, Corporate Communications 713-418-5094, patricia.morley@netiq.com

NetIQ, AppManager, NetIQ Security Manager, NetIQ Risk and Compliance Center, NetIQ Group Policy Guardian, NetIQ Group Policy Administrator, and NetIQ Change Guardian are trademarks or registered trademarks of NetIQ Corporation or its subsidiaries in the United States and certain other countries. All other company and product names mentioned are used for identification purposes only and may be trademarks or registered trademarks of their respective companies or other owners.

NetIQ Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2005	2004	2005	2004
Software license revenue	$21,991	$32,044	$40,502	$61,367
Service revenue	26,163	26,085	52,817	50,647

Total revenue	48,154	58,129	93,319	112,014

Cost of software license revenue	1,108	1,135	2,304	2,483
Cost of service revenue	7,255	6,651	14,203	13,156
Amortization of purchased technology	2,564	2,953	5,543	5,907

Total cost of revenue	10,927	10,739	22,050	21,546

Gross profit	37,227	47,390	71,269	90,468

Operating expenses:
Sales and marketing	23,983	26,028	48,687	51,833
Research and development	13,630	13,075	27,227	26,363
General and administration	10,282	7,982	21,031	14,258
Amortization of other intangible assets	1,615	2,137	3,737	4,259
Restructuring	1,735	—	21,613	19
Other	—	323	—	496

Total operating expenses	51,245	49,545	122,295	97,228

Loss from operations	(14,018)	(2,155)	(51,026)	(6,760)

Other income (expenses):
Interest income, net	1,559	1,352	3,298	2,545
Other one-time gains, net	9,732	4,100	10,918	4,100
Other loss, net	(142)	810	(212)	557

Other income (expense), net	11,149	6,262	14,004	7,202

Gain or (loss) before income taxes	(2,869)	4,107	(37,022)	442

Income taxes	375	740	750	1,547

Income (loss) from continuing operations	(3,244)	3,367	(37,772)	(1,105)

Income from discontinued operations	—	1,640	—	2,233

Net income (loss)	$(3,244)	$5,007	$(37,772)	$1,128

Basic earnings (loss) per share:
Continuing operation	$(0.08)	$0.06	$(0.89)	$(0.02)
Discontinued operations	—	0.03	—	0.04

Net earnings (loss) per share	$(0.08)	$0.09	$(0.89)	$0.02

Diluted earnings (loss) per share:
Continuing operation	$(0.08)	$0.06	$(0.89)	$(0.02)
Discontinued operations	—	0.03	—	0.04

Net earnings (loss) per share	$(0.08)	$0.09	$(0.89)	$0.02

Shares used to compute basic earnings per share	39,668	54,958	42,422	55,051

Shares used to compute diluted earnings per share	39,668	55,859	42,422	55,675

NetIQ Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2005	2004	2005	2004
RECONCILIATION OF NON-GAAP INFORMATION:

Net loss from continuing operations	$(3,244)	$3,367	$(37,772)	$(1,105)

Adjustments:
Amortization of purchased technology	2,564	2,953	5,543	5,907
Employee stock-based compensation:
Cost of service revenue	346	—	712	—
Sales and marketing	1,704	—	3,441	—
Research and development	1,743	—	3,653	—
General and administration	3,334	—	7,687	—
Other	—	323	—	496
Amortization of other intangible assets	1,615	2,137	3,737	4,259
Restructuring	1,735	—	21,613	19
Other one-time gains	(9,732)	(4,100)	(10,918)	(4,100)

Total adjustments	3,309	1,313	35,468	6,581

Income tax effect	190	(1,277)	1,403	(1,066)

Non-GAAP net income (loss)	$255	$3,403	$(901)	$4,410

Non-GAAP earnings (loss) per share	$0.01	$0.06	$(0.02)	$0.08

Shares used to compute non-GAAP earnings (loss) per share	41,767	55,929	42,422	55,734

NetIQ Corporation

Condensed Consolidated Balance Sheets

(In thousands)

	December 31, 2005	June 30, 2005
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$43,838	$101,432
Short-term investments	141,207	195,311
Accounts receivable, net	31,802	25,989
Prepaid expenses and other	4,908	6,694

Total current assets	221,755	329,426

Property and equipment, net	19,714	40,594
Other intangible assets, net	6,409	15,758
Long-term investments	3,714	3,714
Other assets	1,085	929
Goodwill	93,153	96,034

Total assets	$345,830	$486,455

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$7,203	$9,939
Accrued compensation and related benefits	10,166	10,034
Other liabilities	14,889	12,523
Restructuring liability	878	—
Deferred revenue, current portion	45,022	50,703

Total current liabilities	78,158	83,199

Deferred revenue, net of current portion	2,180	2,621

Total liabilities	80,338	85,820

Stockholders’ equity:
Common stock	2,720,638	2,835,822
Deferred employee stock-based compensation	—	(17,594)
Accumulated deficit	(2,453,850)	(2,416,078)
Accumulated other comprehensive loss	(1,296)	(1,515)

Total stockholders’ equity	265,492	400,635

Total liabilities and stockholders’ equity	$345,830	$486,455

NetIQ Corporation

Condensed Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended December 31,
	2005	2004
Cash flows from operating activities:
Net loss from continuing operations	$(37,772)	$(1,105)
Adjustments to reconcile net loss to net cash provided by operating activities:
Gain from discontinued operations	—	2,233
Depreciation and amortization	13,006	17,525
Stock-based compensation	15,522	500
Loss on sale of short-term investments and property and equipment	101	36
Impairment of long-lived asset	18,675	—
Gain on sale of long-lived asset	—	(4,100)
Gain on sale of technology	(9,732)	—
Changes in:
Accounts receivable	(6,072)	(5,167)
Prepaid expenses and other	2,034	(10)
Accounts payable	(2,667)	(1,012)
Accrued compensation and related benefits	227	216
Other liabilities	2,403	417
Restructuring liability	878	(764)
Deferred revenue	(1,892)	1,224

Net cash provided by (used in) operating activities	(5,289)	9,993

Cash flows from investing activities:
Purchases of property and equipment, net	(1,693)	(5,298)
Proceeds from sales of property and equipment	6	42
Cash used in acquisitions	—	(533)
Purchases of short-term investments	(35,058)	(73,029)
Proceeds from maturities of short-term investments	89,421	72,341
Proceeds from sales of long-term investments	—	5,000
Proceeds from sales of short-term investments	—	4,912
Purchase of technology	—	(300)
Proceeds from sale of technology	8,311	—
Other	6	106

Net cash provided by investing activities	60,993	3,241

Cash flows from financing activities:
Proceeds from sale of common stock	12,739	3,540
Repurchase of common stock	(125,852)	(6,721)

Net cash used in financing activities	(113,113)	(3,181)
Effect of exchange rate changes on cash	(185)	1,038

Net increase (decrease) in cash and cash equivalents	(57,594)	11,091
Cash and cash equivalents, beginning of period	101,432	57,841

Cash and cash equivalents, end of period	$43,838	$68,932

Supplemental disclosure of cash flow information:
Cash paid for interest	$196	$11
Cash paid for income taxes	$1,990	$105